UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 12, 2016

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the appointment of Phil D. Kramer to the Board of Directors (the “Board”) of Earthstone Energy, Inc. (the “Company”) discussed below in Item 5.02, on October 12, 2016, the Company entered into an indemnification agreement with Mr. Kramer (the “Indemnification Agreement”) pursuant to which the Company agreed to indemnify Mr. Kramer in connection with claims brought against him in his capacity as a director of the Company. The Indemnification Agreement also provides, among other things, certain expense advancement rights in legal proceedings so long as Mr. Kramer undertakes to repay the advancement if it is later determined that he is not entitled to be indemnified.

The preceding is a summary of the material provisions of the Indemnification Agreement and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2016, the Company announced the expansion of the Board from seven directors to eight directors and the appointment of Phil D. Kramer as a Class III director of the Board to fill the vacancy. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Mr. Kramer will serve on the Audit Committee of the Board. Also on October 12, 2016, Brad A. Thielemann resigned from the Audit Committee of the Board, but will continue to serve on the Board.

Mr. Kramer, age 60, has served as an Executive Vice President of Plains All American Pipeline, L.P. (“PAA”), an energy infrastructure and logistics company based in Houston, Texas, since November 2008.  He also served as Chief Financial Officer of PAA from 1998 until 2008.  He was a director and chairman of the audit committee of PetroLogistics GP, the general partner of PetroLogistics LP, from July 2012 until its sale in July 2014. Mr. Kramer graduated from the University of Oklahoma in 1978 with a degree in accounting and was previously a Certified Public Accountant.  He is currently on the board of advisors of Price College of Business at the University of Oklahoma.

In connection with Mr. Kramer’s appointment to the Board, he received a restricted stock unit award of 9,000 restricted stock units (“RSUs”) which will vest as to one-third of the RSUs on January 1, 2017 and the remaining two-thirds of the RSUs will vest in 12 equal monthly installments beginning on January 31, 2017 pursuant to the Company’s 2014 Long-Term Incentive Plan (the “Plan”) and an RSU award agreement (the “RSU Agreement”). Each RSU represents the contingent right to receive one share of common stock, $0.001 par value per share, of the Company.  Mr. Kramer will participate in the Company’s independent director compensation program. Pursuant to the compensation program, Mr. Kramer will receive an annual cash retainer of $40,000 and an annual equity grant with a fair market value of approximately $50,000 at the time of grant.

The preceding is a summary of the material provisions of the RSU Agreement and is qualified in its entirety by reference to the complete text of the form of RSU Agreement included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Kramer had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Mr. Kramer and any other person pursuant to which Mr. Kramer was selected as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2014).

10.2	Form of Restricted Stock Unit Agreement (Non-Employee Director) (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2016).

99.1	Press Release dated October 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: October 17, 2016	By:	/s/ G. Bret Wonson
G. Bret Wonson
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 29, 2014).

10.2	Form of Restricted Stock Unit Agreement (Non-Employee Director) (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2016).

99.1	Press Release dated October 12, 2016.